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EXHIBIT 99


              ICU MEDICAL, INC. REPORTS FIRST QUARTER 2005 RESULTS

APRIL 18, 2005, SAN CLEMENTE, CALIFORNIA --ICU Medical, Inc., (NASDAQ/NMS:ICUI), a leading low cost manufacturer of safe medical connectors and custom intravenous systems, today announced results for the first quarter ended March 31, 2005.

First quarter revenue was $27.1 million, as compared to $22.2 million in the same period last year. Net income for the first quarter was $4.4 million, or $0.30 per diluted share, as compared to $4.1 million, or $0.28 per diluted share in the first quarter of 2004.

Commenting on the quarter, Frank O'Brien, ICU Medical's Chief Financial Officer, said, "The first quarter of 2005 is the best quarter we have had in a year and is a clear sign that the effect of Hospira's inventory reduction in 2004 is behind us. First quarter revenue and earnings exceeded our expectations and we now expect our annual results, exclusive of the Salt Lake City transaction, to be somewhat better than earlier expectations. Sales of our flagship CLAVE product both to Hospira and our other sales channels were all up significantly.

Mr. O'Brien continued, "On February 28, we announced a new manufacturing, commercialization and development agreement for Hospira's critical care line and our agreement to purchase Hospira's Salt Lake City manufacturing facility, related capital equipment and certain inventory for approximately $35 million. We now expect to close the transaction on May 1, 2005. We will produce the products currently manufactured at the plant and Hospira will maintain commercial responsibility. We continue to see this as an excellent opportunity, which we expect will add approximately $50 million to our revenues in 2005, with a small amount of profit in 2005 and increasing amounts thereafter."



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ICU Medical's balance sheet remains strong, with cash and investments totaling
$96.1 million and no long-term debt at March 31, 2005. Operating cash flow was $7.9 million for the first quarter. Capital expenditures were $1.2 million in the quarter.

The foregoing statement concerning Management's expectation with respect to future results is a forward looking statement based upon the best information currently available to Management and assumptions Management believes are reasonable, but Management does not intend the statement to be a representation as to future results. Future results are subject to risks and uncertainties, including the risk factors described in the Company's filings with the Securities and Exchange Commission, which include those in the Form 10-K dated March 13, 2005. Actual results in the future may differ materially from Management's current expectations.

The Company will be conducting a conference call concerning its first quarter ended March 31, 2005 results at 1:30 p.m. PDT (4:30 p.m. EDT) on Monday, April 18, 2005, which can be accessed at 888-396-2384, passcode 75663589 or by replay at 888-286-8010, passcode I.D. 28448132. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay. Certain information provided as part of that call will be provided on the Company's website at www.icumed.com within 48 hours of this announcement.


CONTACT:    Francis J. O'Brien
            Chief Financial Officer
            ICU Medical, Inc.
            (949) 366-2183

            John F. Mills
            Managing Director
            Integrated Corporate Relations
            (310) 395-2215


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

                                  ICU Medical, Inc.
                      Summary Consolidated Statements of Income
               (all dollar amounts in thousands except per share data)
                                     (unaudited)

                                                             Three Months Ended
                                                        3/31/2005        3/31/2004
                                                      ------------     ------------
Revenue
   Net Sales                                          $     25,663     $     21,270
   Other                                                     1,422              963
                                                      ------------     ------------
Total Revenue                                               27,085           22,233
Cost of Sales                                               11,860            9,813
                                                      ------------     ------------
Gross Profit                                                15,225           12,420
Selling, general and administrative expenses                 8,023            5,655
Research and development expenses                              674              451
                                                      ------------     ------------
Total operating expenses                                     8,697            6,106
                                                      ------------     ------------
Income from operations                                       6,528            6,314
Investment income                                              588              310
                                                      ------------     ------------
Income before income taxes and minority interest             7,116            6,624
Minority interest                                              (72)              --
Provision for income taxes                                   2,771            2,484
                                                      ------------     ------------
Net income                                            $      4,417     $      4,140
                                                      ------------     ------------
Net income per share - diluted                        $       0.30     $       0.28
                                                      ============     ============
Weighted average number of common shares - diluted      14,762,038       15,041,285
                                                      ============     ============


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                                 ICU Medical, Inc.
                      Summary Consolidated Balance Sheet Data
                (all dollar amounts in thousands except share data)

                                       ASSETS

                                                            (unaudited)
                                                              3/31/05      12/31/04
                                                              --------    --------
CURRENT ASSETS:
     Cash and liquid investments                                96,077      87,341
     Accounts receivable, net                                   11,793       8,922
     Inventories                                                 7,373       8,429
     Prepaid and deferred taxes                                  6,463       7,732
     Other current assets                                        4,488       4,620
                                                              --------    --------
                Total current assets                           126,194     117,044
                                                              --------    --------

PROPERTY AND EQUIPMENT, NET                                     40,614      40,934
OTHER ASSETS                                                     6,496       6,790
                                                              --------    --------
                                                              $173,304    $164,768
                                                              ========    ========


                       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:                                             8,914       7,454

MINORITY INTEREST:                                                 894         966

STOCKHOLDERS' EQUITY:
     13,718,921 shares outstanding, net, at March 31, 2005     163,496     156,348
                                                              --------    --------
                                                              $173,304    $164,768
                                                              ========    ========

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                                      ICU Medical, Inc.
                        Summary Consolidated Statements of Cash Flows
                              (all dollar amounts in thousands)
                                         (unaudited)

                                                                      Three Months Ended
                                                                ---------------------------
                                                                  3/31/05          3/31/04
                                                                -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                      $     4,417     $     4,140
Adjustments to reconcile net income to net cash
     provided by operating activities --
     Depreciation and amortization                                    1,531           1,696
     Net change in current assets and liabilities, and other            833           6,892
                                                                -----------     -----------
                                                                      6,781          12,728

     Tax benefits from exercise of stock options                      1,077             122
                                                                -----------     -----------
     Net cash provided by operating activities                        7,858          12,850
                                                                -----------     -----------


PURCHASES OF PROPERTY AND EQUIPMENT                                  (1,233)         (1,410)
NET CHANGE IN LIQUID INVESTMENTS                                     (7,900)        (10,600)
EMPLOYEE EQUITY PLANS                                                 1,863             543
OTHER                                                                   248             628
                                                                -----------     -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS                       $       836     $     2,011
                                                                ===========     ===========

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